Exhibit 5.1
May 2, 2008
Lighting Science Group Corporation
2100 McKinney Avenue, Suite 1515
Dallas, Texas 75201
Re: Registration Statement on Form S-8
Gentlemen:
We have acted as counsel to Lighting Science Group Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to the registration of up to an aggregate of 1,510,250 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, issuable pursuant to the Company’s 2005 Equity-Based Compensation Plan (the “Compensation Plan”) and those certain forms of Lighting Science Group Corporation 2005 Equity-Based Compensation Plan Stock Option Agreement, Lighting Science Group Corporation 2005 Equity-Based Compensation Plan Employee Incentive Stock Option Agreement and Lighting Science Group Corporation 2005 Equity-Based Compensation Plan Restricted Stock Award Agreement (collectively, the “Grant Agreements”) as filed as Exhibits 4.13, 4.14 and 4.15, respectively, to the Registration Statement.
The opinions expressed herein are limited to the General Corporation Law of the State of Delaware (the “DGCL”) and applicable provisions of the Delaware Constitution, in each case as currently in effect, and judicial decisions reported as of the date hereof and that interpret the DGCL and such provisions of the Delaware Constitution.
In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement and all exhibits thereto; (ii) the Company’s Amended and Restated Certificate of Incorporation and any amendments to date certified by the Secretary of State of the State of Delaware; (iii) the Company’s Amended and Restated Bylaws and any amendments to date certified by the Chief Executive Officer of the Company; (iv) a specimen stock certificate for the Common Stock; (v) the minutes and records of the corporate proceedings of the Company with respect to the approval of the Compensation Plan and the issuance of the Shares; and (vi) such other records, documents and instruments as we have deemed necessary for the expression of the opinion stated herein.
In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials. Finally, we have assumed that all formalities required by the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the DGCL, the Compensation Plan and the Grant Agreements will be complied with when the Shares are issued pursuant to the terms of the Compensation Plan.
Based on our examination described above, subject to the assumptions and limitations stated herein, and relying on the statements of fact contained in the documents that we have examined, we are of the following opinion that the Shares when issued, subject to obtaining stockholder approval as provided in the Grant Agreements, in accordance with the terms of the Compensation Plan will be validly issued, fully paid and non-assessable Shares of common stock of the Company.

Lighting Science Group Corporation
May 2, 2008

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur.

Respectfully submitted

HAYNES AND BOONE, LLP